                                                                  Exhibit 3.2(b)

                                     BYLAWS

                                       OF

                           DOCTORS HEALTH SYSTEM, INC.

                                   ARTICLE I.

                                  STOCKHOLDERS

SECTION 1.  ANNUAL MEETINGS.

                  The annual meeting of the stockholders of the Corporation shall be held on such date within the month of May as may be fixed from time to time by the Board of Directors. Not less than ten nor more than 90 days' written or printed notice stating the place, day and hour of each annual meeting shall be given in the manner provided in SECTION 1 OF ARTICLE IX hereof. The business to be transacted at the annual meetings shall include the election of directors, consideration and action upon the reports of officers and directors, and any other business within the power of the Corporation. All annual meetings shall be general meetings at which any business may be considered without being specified as a purpose in the notice unless otherwise required by law.

SECTION 2. SPECIAL MEETINGS CALLED BY CHAIRMAN OF THE BOARD, PRESIDENT OR BOARD OF DIRECTORS.

                  At any time in the interval between annual meetings, special meetings of stockholders may be called by the Chairman of the Board, or by the President and Chief Executive Officer, or by the Board of Directors. Not less than ten days' nor more than 90 days' written notice stating the place, day and hour of such meeting and the matters proposed to be acted on thereat shall be given in the manner provided in SECTION 1 OF ARTICLE IX. No business shall be transacted at any special meeting except that specified in the notice.

SECTION 3.  SPECIAL MEETING CALLED BY STOCKHOLDERS.

                  Upon the request in writing delivered to the Secretary by the stockholders entitled to cast at least two-thirds of all the votes entitled to be cast at the meeting, it shall be the duty of the Secretary to call forthwith a special meeting of all of the stockholders. Upon the request in writing delivered to the

 Secretary and to the holders of the Class, the holders of at least twenty-five (25%) of the shares of any Class may call a special meeting to vote on such matters as may properly be considered by such Class of stockholder, voting as a Class. Such request shall state the purpose of such meeting and the matters proposed to be acted on thereat, and no other business shall be transacted at any such special meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give not less than ten nor more than 90 days' notice of the time, place and purpose of the meeting in the manner provided in SECTION 1 OF ARTICLE IX. If, upon payment of such costs the Secretary shall fail to issue a call for such meeting within ten days after the receipt of such payment (unless such failure is excused by law), then the stockholders entitled to cast two-thirds or more of the outstanding shares entitled to vote may do so upon giving not less than ten days' nor more than 90 days' notice of the time, place and purpose of the meeting in the manner provided in SECTION 1 OF ARTICLE IX.

SECTION 4.  PLACE OF MEETINGS.

                  All meetings of stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may be fixed from time to time by the Board of Directors and designated in the notice.

SECTION 5.  QUORUM.

                  At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast two-thirds of the votes thereat shall constitute a quorum. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time, but not for a period exceeding 120 days until a quorum shall attend.

SECTION 6.  ADJOURNED MEETINGS.

                  A meeting of stockholders convened on the date for which it was called (including one adjourned to achieve a quorum as above provided in SECTION 5 OF THIS ARTICLE) may be adjourned from time to time without further notice to a date not more than 120 days after the record date, and any business may be transacted at any adjourned meeting which could have been transacted at the meeting as originally called.

SECTION 7.  VOTING.

                  Holders of any Class A Common Stock then issued and outstanding, voting as a class, shall be entitled to elect six (6) directors of the Corporation (each a "Class A Common Director"). The affirmative vote of a plurality of all votes cast by shares of Class A Common Stock at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Class A Common Director. Each share of Class A Common Stock may be voted for as many individuals as there are Class A Common Directors to be elected.

                  Holders of any Class B Common Stock then issued and outstanding, voting as a class, shall be entitled to elect eight (8) directors of the Corporation (each a "Class B Common Director"). The affirmative vote of a plurality of all votes cast by shares of Class B Common Stock at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Class B Common Director. Each share of Class B Common Stock may be voted for as many individuals as there are Class B Common Directors to be elected.

                  If the holders of Series A Convertible Preferred Stock have not converted such Series A Convertible Preferred Stock to Class C Common Stock pursuant to Article IV, Section B.4 of the Corporation's Charter, holders of any Series A Convertible Preferred Stock then issued and outstanding, voting as a class, shall be entitled to elect two (2) directors of the Corporation (each a "Series A Preferred Director"). The affirmative vote of a plurality of all votes cast by shares of Series A Convertible Preferred Stock at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Series A Preferred Director. Each share of Series A Convertible Preferred Stock may be voted for as many individuals as there are Series A Preferred Directors to be elected. Holders of any Series A Convertible Preferred Stock, then issued and outstanding, voting as a class, shall also be entitled to vote upon and approve those matters set forth in Article IV, Section B of the Corporation's Charter.

                  If the holders of Series A Convertible Preferred Stock have converted such Series A Convertible Preferred Stock to Class C Common Stock (such Class C Common Stock issued as a result of the conversion of Series A Convertible Preferred Stock into Class C Common Stock is referred to hereinafter as "Converted Series A Class C Common Stock") pursuant to Article IV, Section
B.4 of the Corporation's Charter, such holders of Converted Series A Class C Common Stock then issued and outstanding, voting as a class, shall be entitled to elect two (2) directors of the Corporation (each a "Converted Series A Class C Common Director"). The affirmative vote of a plurality of all votes cast by shares of Converted Series A Class C Common Stock at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Converted Series A Class C Common Director. Each share of Converted Series A Class C Common Stock may be voted for as many individuals as there are Converted Series A Class C Common Directors to be elected.

                  If the holders of Series B Convertible Preferred Stock have not converted such Series B Convertible Preferred Stock to Class C Common Stock pursuant to Article IV, Section C.4 of the Corporation's Charter, holders of any Series B Convertible Preferred Stock then issued and outstanding, voting as a class, shall be entitled to elect two (2) directors of the Corporation (each a "Series B Preferred Director"). The affirmative vote of a plurality of all votes cast by shares of Series B Convertible Preferred Stock at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Series B Preferred Director. Each share of Series B Convertible Preferred Stock may be voted for as many individuals as there are Series B Preferred Directors to be elected. Holders of any Series B Convertible Preferred Stock, then issued and outstanding, voting as a class, shall also be entitled to vote upon and approve those matters set forth in Article IV, Section C of the Corporation's Charter.

                  If the holders of Series B Convertible Preferred Stock have converted such Series B Convertible Preferred Stock to Class C Common Stock (such Class C Common Stock issued as a result of the conversion of Series B Convertible Preferred Stock into Class C Common Stock is referred to hereinafter as "Converted Series B Class C Common Stock") pursuant to Article IV, Section
C.4 of the Corporation's Charter, such holders of Converted Series B Class C Common Stock then issued and outstanding, voting as a class, shall be entitled to elect two (2) directors of the Corporation (each a "Converted Series B Class C Common Director"). The affirmative vote of a plurality of all votes cast by shares of Converted Series B Class C Common Stock at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Converted Series B Class C Common Director. Each share of Converted Series B Class C Common Stock may be voted for as many individuals as there are Converted Series B Class C Common Directors to be elected.

                  If the holders of Series C Convertible Preferred Stock have not converted such Series C Convertible Preferred Stock to Class C Common Stock pursuant to Article IV, Section D.4 of the Corporation's Charter, holders of any Series C Convertible Preferred Stock then issued and outstanding, voting as a class, shall be entitled to elect one (1) director of the Corporation until the annual meeting of the stockholders in May 1998. At and after the annual meeting of the stockholders in May 1998, such holders of any Series C Convertible Preferred Stock then issued and outstanding, voting as a class, shall be entitled to elect a total of two (2) directors of the Corporation (such individual director or two directors shall be referred to as the "Series C Preferred Directors"). The affirmative vote of a plurality of all votes cast by shares of Series C Convertible Preferred Stock at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Series C Preferred Director. Each share of Series C Convertible Preferred Stock may be voted for as many individuals as there are Series C Preferred Directors to be elected. Holders of any Series C Convertible Preferred Stock, then issued and outstanding, voting as a class, shall also be entitled to vote upon and approve those matters set forth in Article IV, Section D of the Corporation's Charter.

                   If the holders of Series C Convertible Preferred Stock have converted such Series C Convertible Preferred Stock to Class C Common Stock (such Class C Common Stock issued as a result of the conversion of Series C Convertible Preferred Stock into Class C Common Stock is referred to hereinafter as "Converted Series C Class C Common Stock") pursuant to Article IV, Section
D.4 of the Corporation's Charter, such holders of Converted Series C Class C Common Stock then issued and outstanding, voting as a class, shall be entitled to elect one (1) director of the Corporation until the annual meeting of the stockholders in May 1998. At and after the annual meeting of the stockholders in May 1998, such holders of Converted Series C Class C Common Stock then issued and outstanding, voting as a class, shall be entitled to elect two (2) directors of the Corporation (such individual director or two directors shall be referred to as the "Converted Series C Class C Common Directors"). The affirmative vote of a plurality of all votes cast by shares of Converted Series C Class C Common Stock at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Converted Series C Class C Common Director. Each share of Converted Series B Class C Common Stock may be voted for as many individuals as there are Converted Series C Class C Common Directors to be elected.

                  Two-thirds of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any other matter which may properly come before the meeting, unless more than two-thirds of votes cast is required by statute or by the Charter. The Board of Directors may fix the record date for the determination of stockholders entitled to vote in the manner provided in ARTICLE VIII, SECTION 3 of these Bylaws. Unless otherwise provided in the Charter, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

SECTION 8.  PROXIES.

                  A stockholder may vote the shares owned of record either in person or by proxy. The proxy shall be in writing and shall be signed by the stockholder or by the stockholder's duly authorized attorney-in-fact or be in such other form as may be permitted by the Maryland General Corporation Law, including documents conveyed by electronic transmission. A copy, facsimile transmission or other reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original transmission could be used. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. In the case of stock held of record by more than one person, any co-owner or co-fiduciary may execute the proxy without the joinder of the co-owner(s) or co-fiduciary(ies), unless the Secretary of the Corporation is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required. At all meetings of stockholders, the proxies shall be filed with and verified by the Secretary of the Corporation, or, if the meeting shall so decide, by the Secretary of the meeting.

SECTION 9.  ORDER OF BUSINESS.

                  At all meetings of stockholders, any stockholder present and entitled to vote in person or by proxy shall be entitled to require, by written request to the Chairman of the meeting, that the order of business shall be as follows:

                  (1)      Organization

                  (2) Proof of notice of meeting or of waivers thereof. (The certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed or published the notice or caused the same to be mailed or published, shall be proof of service of notice.)

                  (3) Submission by Secretary of the Corporation of a list of the stockholders entitled to vote, present in person or by proxy.

                  (4) A reading of unapproved minutes of preceding meetings and action thereon.

                  (5)      Reports.

                  (6) If an annual meeting, or a special meeting called for that purpose, the election of directors.

                  (7)      Unfinished business.

                  (8)      New business.

                  (9)      Adjournment.

SECTION 10.  REMOVAL OF DIRECTORS.

                  At any properly called annual or special stockholders' meeting, the holders of any Class A Common Stock then outstanding, by the affirmative vote of 80% of all the votes entitled to be cast for the election of a Class A Common Director, may remove any Class A Common Director or Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the remainder of the term.

                  At any properly called annual or special stockholders' meeting, the holders of any Class B Common Stock then outstanding, by the affirmative vote of a majority of all the votes entitled to be cast for the election of a Class B Common Director, may remove any Class B Common Director or Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the remainder of the term.

                  At any properly called annual or special stockholders' meeting, the holders of any Converted Series A Class C Common Stock then outstanding, by the affirmative vote of eighty percent (80%) of all the votes entitled to be cast for the election of a Converted Series A Class C Common Director, may remove any Converted Series A Class C Common Director or Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the remainder of the term.

                  At any properly called annual or special stockholders' meeting, the holders of any Converted Series B Class C Common Stock then outstanding, by the affirmative vote of eighty percent (80%) of all the votes entitled to be cast for the election of a Converted Series B Class C Common Director, may remove any Converted Series B Class C Common Director or Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the remainder of the term.

                  At any properly called annual or special stockholders' meeting, the holders of any Converted Series C Class C Common Stock then outstanding, by the affirmative vote of eighty percent (80%) of all the votes entitled to be cast for the election of a Converted Series C Class C Common Director, may remove any Converted Series C Class C Common Director or Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the remainder of the term.

                  At any properly called annual or special stockholders' meeting, or at a special meeting of holders of Series A Convertible Preferred Stock called by not less than twenty-five percent (25%) of such shares, the holders of any Series A Convertible Preferred Stock then outstanding, by the affirmative vote of eighty percent (80%) of all the votes entitled to be cast for the election of a Series A Preferred Director, may remove any Series A Preferred Director or Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the remainder of the term.

                  At any properly called annual or special stockholders' meeting, or at a special meeting of holders of Series B Convertible Preferred Stock called by not less than twenty-five percent (25%) of such shares the holders of any Series B Convertible Preferred Stock then outstanding, by the affirmative vote of eighty percent (80%) of all the votes entitled to be cast for the election of a Series B Preferred Director, may remove any Series B Preferred Director or Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the remainder of the term.

                  At any properly called annual or special stockholders' meeting, or at a special meeting of holders of Series C Convertible Preferred Stock called by not less than twenty-five percent (25%) of such shares the holders of any Series C Convertible Preferred Stock then outstanding, by the affirmative vote of eighty percent (80%) of all the votes entitled to be cast for the election of a Series C Preferred Director, may remove any Series C Preferred Director or Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the remainder of the term.

SECTION 11.  INFORMAL ACTION BY STOCKHOLDERS.

                  Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing setting forth such action is signed by all the stockholders entitled to vote thereon and such consent is filed with the records of stockholders' meetings.

                                   ARTICLE II.

                                    DIRECTORS

SECTION 1.  POWERS.

                  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Charter or by these Bylaws. A director need not be a stockholder. The Board of Directors shall keep minutes of its meetings and full and fair accounts of its transactions.

SECTION 2.  NUMBER; TERM OF OFFICE; REMOVAL.

                  The number of directors of the Corporation shall be eighteen
(18); such number may NOT be increased or decreased by vote of the Board of Directors. The first directors of the Corporation shall hold their office until the first annual meeting of the Corporation, or until their successors are elected and qualify, and thereafter the directors shall hold office for the term of one year, or until their successors are elected and qualify. A director may be removed from office as provided in ARTICLE I, SECTION 10 of these Bylaws.

SECTION 3.  ANNUAL MEETING; REGULAR MEETINGS.

                  As soon as practicable after each annual meeting of stockholders, the Board of Directors shall meet for the purpose of organization and the transaction of other business. No notice of the annual meeting of the Board of Directors need be given if it is held immediately following the annual meeting of stockholders and at the same place. Other regular meetings of the Board of Directors may be held at such times and at such places, within or without the State of Maryland, as shall be designated in the notice for such meeting by the party making the call. All annual and regular meetings shall be general meetings, and any business may be transacted thereat.

SECTION 4.  SPECIAL MEETINGS.

                  Special meetings of the Board of Directors may be called by
(i) the Chairman of the Board, (ii) the President and Chief Executive Officer,
(iii) any Class of Directors, in each case by majority vote of the directors of such Class, or (iv) a majority of all directors.

SECTION 5.  QUORUM; VOTING.

                  A majority of the Board of Directors shall constitute a quorum for the transaction of business at every meeting of the Board of Directors; but, if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, but not for a period exceeding ten days at any one time or 60 days in all, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Except as hereinafter provided or as otherwise provided by the Charter or by law, directors shall act by a vote of a majority of those members in attendance at a meeting at which a quorum is present, and, in the case of directors of a class voting as a Class, a majority of the directors of such Class.

SECTION 6.  NOTICE OF MEETINGS.

                  Notice of the time and place of every regular and special meeting of the Board of Directors shall be given to each director in the manner provided in SECTION 2 OF ARTICLE IX hereof. Subsequent to each Board meeting, and as soon as practicable thereafter, each director shall be furnished with a copy of the minutes of said meeting. At least 24 hours' notice shall be given of all meetings except for a meeting which is held immediately following the annual meeting of stockholders, which requires no advance notice. The purpose of any meeting of the Board of Directors need not be stated in the notice.

SECTION 7.  VACANCIES.

                  (a) If the office of a director becomes vacant for any reason other than removal or increase in the size of the Board, such vacancy may be filled by the Board by a vote of a majority of the directors then in office who are of the same Class as the director with respect to which such vacancy has occurred, although such majority is less than a quorum of the Board.

                  (b) If the vacancy occurs as a result of the removal of a director, the holders of that Class of stock entitled to elect and remove such director may elect a successor or may delegate that authority to the appropriate Class A Common Directors, Class B Common Directors, Converted Series A Class C Common Directors, Converted Series B Class C Common Directors, Series A Preferred Directors, or Series B Preferred Directors, as the case may be.

                  (c) If the vacancy occurs as a result of an increase in the number of directors, it may be filled by unanimous vote of the entire Board of Directors holding office prior to the increase.

                  (d) If the offices of the entire Board of Directors shall become vacant, any stockholder may call a special stockholders meeting in the same manner that the Chairman of the Board or the President and Chief executive Officer may call such meeting, and directors of the appropriate Class or Classes for the unexpired term may be elected at such special meeting in the manner provided for their election at annual meetings.

                  (e) A director elected by the Board of Directors or by a particular Class of directors to fill a vacancy shall serve until the next annual meeting of stockholders and until a successor is elected and qualifies as herein provided. A director elected by the stockholders or by holders of a particular Class of Stock to fill a vacancy shall serve for the unexpired term and until a successor is elected and qualifies.

SECTION 8.  RULES AND REGULATIONS.

                  The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper and not inconsistent with the laws of the State of Maryland, these Bylaws and the Charter.

SECTION 9.  EXECUTIVE COMMITTEE.

                  The Board of Directors shall create an Executive Committee, consisting of seven (7) persons, composed of (a) two Class A Common Directors, selected by the Class A Common Directors, voting as a class, (b) one Class B Common Director, selected by the Class B Common Directors voting as a class, (c) the President and Chief Executive Officer of the Corporation, (d) one Series A Preferred Director, (or Converted Series A Class C Common Director) selected by the Series A Preferred Directors (or Converted Series A Class C Common Director) voting as a class, (e) one Series B Preferred Director (or Converted Series B Class C Common Director), selected by the Series B Preferred Directors (or Converted Series B Class C Common Director) voting as a class; and (f) until the consummation of a Qualified Transaction as defined in the Option Agreement dated September 4, 1996 by and between Genesis Health Ventures, Inc. and the Corporation, one Series C Preferred Director (or Converted Series C Class C Common Director), selected by the Series C Preferred Directors (or Converted Series C Class C Common Director) voting as a class. The Executive Committee shall hold office at the pleasure of the Board of Directors. Between sessions of the Board of Directors, such Committee shall have all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except those powers specifically denied by law. The taking of any action by the Executive Committee shall be conclusive evidence that the Board of Directors was not in session at the time of such action. The Executive Committee shall hold formal meetings and keep minutes of all of its proceedings. A copy of such minutes shall, after approval by the members of the Committee, be sent to all directors as a matter of information. Any action taken by the Executive Committee within the limits permitted by law shall have the force and effect of Board action unless and until revised or altered by the Board. The presence of all members of the Committee from time to time shall be necessary to constitute a quorum. Action by the Executive Committee shall require the affirmative votes of at least two-thirds of its members. Action may also be taken without a meeting if a unanimous written consent is signed by all of the members of the Committee, and if such consent is filed with the records of the Committee. The President and Chief Executive Officer of the Corporation shall serve as the Committee's Chairman, unless the Board of Directors shall have designated a different Chairman.



SECTION 10.  PHYSICIAN ACQUISITION COMMITTEE.

                  The Board of Directors shall create a Physician Acquisition Committee, composed of one Class A Common Director, one Class B Common Director and, one director selected from among Series A Preferred Directors or Series B Preferred Directors (or upon conversion of either such class, Converted Series A Class C Common Directors or Converted Series B Class C Common Directors). The Physician Acquisition Committee shall hold office at the pleasure of the Board of Directors. Between sessions of the Board of Directors, such Committee shall have all of the powers of the Board of Directors with respect to the matters set forth in Article XIV of that certain Practice Participation Agreement, dated February 24, 1995, by and among the Corporation and certain other parties, a copy of which is and shall remain on file with the books and records of the Corporation. The taking of any action by the Physician Acquisition Committee with respect to matters within the purview of the Committee shall be conclusive evidence that the Board of Directors was not in session at the time of such action. The Physician Acquisition Committee shall hold formal meetings and keep minutes of all of its proceedings. A copy of such minutes shall, after approval by the members of the Committee, be sent to all directors as a matter of information. Any action taken by the Physician Acquisition Committee within the limits permitted hereby and by law shall have the force and effect of Board action unless and until revised or altered by the Board. The presence of a majority of all members of the Committee from time to time shall be necessary to constitute a quorum. Action by the Physician

Acquisition Committee shall require the affirmative vote of the Class A Common Director Committee member, and of at least one remaining member or members. Action may also be taken without a meeting if a unanimous written consent is signed by all of the members of the Committee, and if such consent is filed with the records of the Committee. The Corporation's President and Chief Executive Officer shall serve as the Class A Common Director Committee member and as the Committee's Chairman, unless the Board of Directors shall have designated a different Chairman.

SECTION 11.  COMPENSATION.

                  A director may receive a stated salary or an attendance fee for each meeting of the Board of Directors or any committee thereof attended, plus reimbursement of reasonable expenses of attendance. The amount of the salary or attendance fee and any entitlement to reimbursement of expenses shall be determined by resolution of the Board; provided, however, that nothing herein contained shall be construed as precluding a director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 12.  PLACE OF MEETINGS.

                  Regular or special meetings of the Board may be held within or without the State of Maryland, as the Board may from time to time determine. The time and place of meeting may be fixed by the party calling the meeting.

SECTION 13.  INFORMAL ACTION BY THE DIRECTORS.

                  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a written consent to such action is signed by all members of the Board and such consent is filed with the minutes of the Board.

SECTION 14.  TELEPHONE CONFERENCE.

                  Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear, and be heard by, each other at the same time. Participation by such means shall constitute presence in person at the meeting.

                                  ARTICLE III.

                                    OFFICERS

SECTION 1.  IN GENERAL.

                  The Board of Directors shall choose a Chairman of the Board from among its Class A Common Directors. Any director serving as Chairman of the Board must be a primary care physician authorized to practice medicine in one or more states, and must never have had his or her license limited or suspended by action of any regulatory body.

                  The Board of Directors shall elect a President and Chief Executive Officer, a Treasurer, a Secretary, and may elect one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board may from time to time deem appropriate. All officers shall hold office only during the pleasure of the Board or until their successors are chosen and qualify. Any two of the above offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity when such instrument is required to be executed, acknowledged or verified by any two or more officers. The Board of Directors may from time to time appoint such other agents and employees with such powers and duties as the Board may deem proper. In its discretion, the Board of Directors may leave unfilled any offices except those of President and Chief Executive Officer, Treasurer and Secretary.

SECTION 2.  CHAIRMAN OF THE BOARD.

                  The Chairman of the Board shall assist the Board and other officers of the Corporation in conceiving and designing policies and procedures, all as determined and/or authorized by the Board, shall serve as the Corporation's chief spokesperson and industry representative and shall preside over the meetings of the Board and of the stockholders if present at the meeting.

SECTION 3.  PRESIDENT AND CHIEF EXECUTIVE OFFICER.

                  The President and Chief Executive Officer shall have the responsibility for the implementation of the policies determined by the Board and the active management of the business and general supervision and direction of all of the affairs of the Corporation. In the absence of the Chairman of the Board, the President and Chief Executive Officer shall preside over the meetings of the Board and of the stockholders if present at the meeting, and shall perform such other duties as may be assigned by the Board of Directors or the Executive Committee. The President and Chief Executive Officer shall have the authority on the Corporation's behalf to endorse securities owned by the Corporation and to execute any documents requiring the signature of an executive officer. The President and Chief Executive Officer shall perform such other duties as the Board of Directors may direct.

SECTION 4.  VICE PRESIDENTS.

                  The Vice Presidents, in the order of priority designated by these Bylaws or the Board of Directors, shall be vested with all the power and may perform all the duties of the President and Chief Executive Officer in the latter's absence. They may perform such other duties as may be prescribed by the Board of Directors, the Executive Committee or the President and Chief Executive Officer. The Corporation shall establish the positions of Executive Vice President and Director of Medical Affairs, Executive Vice President and Director of Development, Executive Vice President and Director of Legal Affairs, Executive Vice President and Director of Finance, and such other Executive Vice President classifications as it deems appropriate. Unless the Board designates another officer, the Executive Vice President and Director of Finance shall be the Chief Financial Officer of the Corporation. The Executive Vice President and Director of Medical Affairs must be a primary care physician authorized to practice medicine in one or more states, and must never have had his or her license limited or suspended by action of any regulatory body.

SECTION 5.  TREASURER.

                  The Treasurer shall have general supervision over the Corporation's finances, and shall perform such other duties as may be assigned by the Board of Directors or the President and Chief Executive Officer. Unless there exists an Executive Vice President and Director of Finance, or the Board designates another officer, the Treasurer shall be the Chief Financial Officer of the Corporation. If required by resolution of the Board, the Treasurer shall furnish a bond (which may be a blanket bond) with such surety and in such penalty for the faithful performance of duty as the Board of Directors may from time to time require, the cost of such bond to be paid by the Corporation.

SECTION 6.  SECRETARY.

                  The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors and shall attend to the giving and serving of all notices of the Corporation required by law or these Bylaws. The Secretary shall maintain at all times in the principal office of the Corporation at least one copy of the Bylaws with all amendments to date, and shall make the same, together with the minutes of the meeting of the stockholders, the annual statement of affairs of the Corporation and any voting trust or other stockholders agreement on file at the office of the Corporation, available for inspection by any officer, director or stockholder during reasonable business hours. The Secretary shall perform such other duties as may be assigned by the Board of Directors or the President and Chief Executive Officer.

SECTION 7.  ASSISTANT TREASURER AND ASSISTANT SECRETARY.

                  The Board of Directors may designate from time to time Assistant Treasurers and Assistant Secretaries, who shall perform such duties as may from time to time be assigned to them by the Board of Directors or the President and Chief Executive Officer.

SECTION 8.  COMPENSATION; REMOVAL; VACANCIES.

                  The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers. The Board of Directors shall have the power, upon the affirmative vote of two-thirds (2/3) of all members of the Board of Directors, at any regular or special meeting to remove any officer if, in the judgment of the Board, the best interests of the Corporation will be served by such removal. The Board of Directors may authorize any officer to remove subordinate officers. The Board of Directors may authorize the Corporation's employment of an officer for a period in excess of the term of the Board. The Board of Directors at any regular or special meeting shall have power to fill a vacancy occurring in any office for the unexpired portion of the term.

SECTION 9.  SUBSTITUTES.

                  The Board of Directors may, from time to time in the absence of any one of its officers or at any other time, designate any other person or persons on behalf of the Corporation to sign any contracts, deeds, notes or other instruments in the place or stead of any of such officers, and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of the Corporation as fully as if executed by any regular officer.

                                   ARTICLE IV.

                                   RESIGNATION

                  Any director or officer may resign from office at any time. Such resignation shall be made in writing and shall take effect from the time of its receipt by the Corporation, unless some time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.

                                   ARTICLE V.

                             COMMERCIAL PAPER, ETC.

                  All bills, notes, checks, drafts and commercial paper of all kinds to be executed by the Corporation as maker, acceptor, endorser or otherwise, and all assignments and transfers of stock, contracts, or written obligations of the Corporation, and all negotiable instruments, shall be made in the name of the Corporation and shall be signed by any one or more of the following officers as the Board of Directors may from time to time designate: the President and Chief Executive Officer, any Vice President, or the Treasurer, or such other person or persons as the Board of Directors or Executive Committee may from time to time designate.

                                   ARTICLE VI.

                                   FISCAL YEAR

                  The fiscal year of the Corporation shall cover such period of 12 months as the Board of Directors may determine. In the absence of any such determination, the accounts of the Corporation shall be kept on a calendar year basis.

                                  ARTICLE VII.

                                      SEAL

                  The seal of the Corporation shall be in the form of two concentric circles inscribed with the name of the Corporation and the year and state in which it is incorporated. The Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, shall have the right and power to attest to the corporate seal. In lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to affix the word "(SEAL)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

                                  ARTICLE VIII.

                                      STOCK

SECTION 1.  ISSUE.

                  Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and class of shares of stock owned in the Corporation. Each certificate shall be signed by the President and Chief Executive Officer or any Vice President and be countersigned by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer. The signatures of the Corporation's officers and its corporate seal appearing on stock certificates may be facsimiles if each such certificate is authenticated by the manual signature of an officer of a duly authorized transfer agent. Stock certificates shall be in such form, not inconsistent with law and the Charter, as shall be approved by the Board of Directors. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether by reason of death, resignation or otherwise, before such certificate is issued, then the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of such issuance.

SECTION 2.  TRANSFERS.

                  The Board of Directors shall have power and authority to make all such rules and regulations as the Board may deem expedient concerning the issue, transfer and registration of stock certificates. The Board of Directors may appoint one or more transfer agents and/or registrars for its outstanding stock, and their duties may be combined. No transfer of stock shall be recognized or binding upon the Corporation until recorded on the books of the Corporation, or, as the case may be, of its transfer agent and/or of its registrar, upon surrender and cancellation of a certificate or certificates for a like number of shares.

SECTION 3.  RECORD DATES FOR DIVIDENDS AND STOCKHOLDERS'
MEETING.

                  The Board of Directors may fix a date not exceeding 90 days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be, and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of stockholders, the record date shall be fixed not less than ten days prior to the date of the meeting.

SECTION 4.  NEW CERTIFICATES.

                  In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof upon such indemnity to the Corporation against loss and such other terms and conditions as it may deem advisable. The Board of Directors may delegate such power to any officer or officers of the Corporation or to any transfer agent or registrar of the Corporation; but the Board of Directors, such officer or officers or such transfer agent or registrar may, in their discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction.

                                   ARTICLE IX.

                                     NOTICE

SECTION 1.  NOTICE TO STOCKHOLDERS.

                  Whenever by law or these Bylaws notice is required to be given to any stockholder, such notice shall be in writing and may be given to each stockholder by personal delivery or at the stockholder's residence or usual place of business, or by mailing it by registered or certified mail, postage prepaid, and addressed to the stockholder at the address appearing on the books of the Corporation or its transfer agent. Such leaving or mailing of notice shall be deemed the time of giving such notice.

SECTION 2.  NOTICE TO DIRECTORS AND OFFICERS.

                  Whenever by law or these Bylaws notice is required to be given to any director or officer, such notice may be given in any one of the following ways: by personal notice to such director or officer, by telephone communication with such director or officer personally, by telecopy, addressed to such director or officer at the address appearing on the books of the Corporation, or by registered or certified mail, by depositing the same in writing in the post office or in a letter box in a postage paid, sealed wrapper addressed to such director or officer at the address appearing on the books of the Corporation. The time when such notice shall be consigned to a communication company for delivery shall be deemed to be the time of the giving of such notice; if mailed, such notice shall be deemed given when received.

SECTION 3.  WAIVER OF NOTICE.

                  Notice to any stockholder or director of the time, place and/or purpose of any meeting of stockholders or directors required by these Bylaws may be dispensed with if such stockholder shall either attend in person or by proxy, or if such director shall attend in person, or if such absent stockholder or director shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.

                                   ARTICLE X.

                      VOTING OF STOCK IN OTHER CORPORATIONS

                  Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by the President and Chief Executive Officer or a Vice-President or by proxy or proxies appointed by the President and Chief Executive Officer or a Vice-President, or otherwise pursuant to authorization thereunto given by a resolution of the Board of Directors adopted by a vote of a majority of the directors.

                                   ARTICLE XI.

                                 INDEMNIFICATION

                  To the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended, the Corporation shall indemnify its currently acting and its former directors, officers, agents and employees and those persons who, at the request of the Corporation serve or have served another corporation, partnership, joint venture, trust or other enterprise in one or more of such capacities against any and all liabilities incurred in connection with their services in such capacities to the extent determined appropriate by the Board of Directors. To the extent required by the Charter or applicable law, the Corporation shall indemnify such individuals.

                                  ARTICLE XII.

                                   AMENDMENTS

                  Except as expressly prohibited herein or in the Corporation's Charter, these Bylaws may be added to, altered, amended, repealed or suspended by a vote of a majority of the Board of Directors at any regular or special meeting of the Board.

APPROVED BY THE BOARD OF DIRECTORS
AND STOCKHOLDERS OF DOCTORS HEALTH
SYSTEM, INC., AUGUST 29, 1996.
EFFECTIVE AT CLOSING ON SEPTEMBER 4, 1996.

                                      -21-